SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported): August 22, 2001

                         OPHIDIAN PHARMACEUTICALS, INC.
             (Exact Name of Registrant as Specified in its Charter)


          Delaware                  1-13835             39-1661164
          --------                   ------              --------
(State or Other Jurisdiction of     (Commission        (I.R.S. Employer
Incorporation or Organization)       File Number)       ID Number)


325 Barracks Hill, Charlottesville, VA                          22901
--------------------------------------                          -----
(Address of Principal Executive Offices)                      (Zip Code)

(804) 984-2409
Registrant's telephone number, including area code:

6320 Monona Drive, Suite 407, Madison WI 53716
----------------------------------------------
Former Name or Former Address if Changed Since Last Report)

Items 1 and 2.  Change of Control and Acquisition of Assets.

         On October 22, 2001, the Registrant acquired Hemoxymed, Inc. through an exchange of stock. The transaction was structured as a reverse triangular merger with Hemoxymed merging into a newly created subsidiary of the Registrant formed specifically for the purpose of the transaction. Pursuant to the terms of the transaction, the Registrant's pre-merger officers and directors resigned and were replaced by designees of Hemoxymed. Also, as a result of the merger, the shareholders of Hemoxymed own in the aggregate 94.06% of the Registrant's outstanding common stock. Following the merger, Prism Ventures LLC is now the owner of 71.61% of the Registrant's outstanding stock. Prism is jointly owned by Mr. Judson A. Cooper and Dr. Joshua D. Schein both of whom are now directors of the Registrant. They are joined on the Board by Mr. Stephen K. Parks who is also the President and the Chief Executive Officer. Other executive officers include Edward J. Leary as the Chief Financial Officer and David Kaufman as Vice President. Additional information about the transaction including biographical material on the new board members as well as disclosures regarding their shareholdings, are available on the Schedule 14F-1 filed by the Registrant on August 8, 2001 and is incorporated herein by reference.

         Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.


         1. Financial statements of Hemoxymed Inc. including the required pro forma statements will be filed when available within the time period permitted by this Form.

         2. Agreement and Plan of Merger dated as of April 16, 2001 by and among the Company, Hemoxymed and Ophidian Holdings, Inc., as amended.

         3. Schedule 14F-1 filed on August 8, 2001.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 5, 2001
                                         OPHIDIAN PHARMACEUTICALS, INC.



                                    By:_________________________________________
                                         Edward Leary,
                                         Chief Financial Officer